Exhibit 10.12
AMENDMENT TO OFFER LETTER
     This amendment (the “Amendment”) is made by and between Steffan C. Tomlinson (the “Executive”) and Aruba Networks, Inc., a Delaware corporation (the “Company” and together with the Executive hereinafter collectively referred to as the “Parties”).
     WHEREAS, the Parties previously entered into a Offer Letter Agreement dated July 14, 2005 (the “Agreement”); and
     WHEREAS, the Parties wish to amend the Agreement in order to bring such terms into compliance with Section 409A of the Internal Revenue Code of 1986, as amended and the final regulations and other official guidance thereunder, as set forth below.
     NOW, THEREFORE, for good and valuable consideration, the Parties agree as follows:
     1. Section 4 of the Agreement is hereby amended to add the following to the end of the second paragraph thereunder:
“Notwithstanding the forgoing, for purposes of vesting acceleration with respect to any unvested shares, options or other equity granted on or after December 1, 2008 (each, a “Post-Amendment Equity Award”) under this Section 4, the term “Change of Control” shall be, with respect to a Post-Amendment Equity Award, the definition of “Change of Control” under the applicable equity plan under which such Post-Amendment Equity Award was granted.”
     2. This Amendment, taken together with the Agreement, to the extent not modified by this Amendment, supersedes any and all previous contracts, arrangements or understandings between the parties with respect to the Agreement, and may not be amended adversely to Executive’s interest except by mutual written agreement of the Parties.
     3. This Agreement will become effective on the date that it is signed by the Company (the “Effective Date”).
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     IN WITNESS WHEREOF, each of the Parties has executed this Amendment, in the case of the Company by its duly authorized officer.

COMPANY	ARUBA NETWORKS, INC.

/s/ Aaron Bean

By: Aaron Bean

Title: Head of Human Resources

EXECUTIVE	STEFFAN C. TOMLINSON

/s/ Steffan C. Tomlinson